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                                                                       Exhibit 1


                             JOINT FILING AGREEMENT

      In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of the Amendment No. 10 to Schedule 13D to which this Agreement is an exhibit (and any further amendment filed by them) with respect to the shares of Common Stock, $0.0001 par value, of Digital Lightwave, Inc.

      This agreement may be executed simultaneously in any number of counterparts, all of which together shall constitute one and the same instrument.

Dated: January 7, 2005              BRYAN J. ZWAN


                                    By:   /s/ Bryan J. Zwan
                                          --------------------------------------
                                          Name:   Bryan J. Zwan

Dated: January 7, 2005              ZG NEVADA LIMITED PARTNERSHIP

                                    BY:   ZG NEVADA, INC., AS GENERAL PARTNER

                                    By:   /s/ Bryan J. Zwan
                                          --------------------------------------
                                          Name:   Bryan J. Zwan
                                          Title:  President

Dated: January 7, 2005              ZG NEVADA, INC.


                                    By:   /s/ Bryan J. Zwan
                                          --------------------------------------
                                          Name:  Bryan J. Zwan
                                          Title: President


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